Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-16
*CUSIP:    21988G767   Class     A-1
           21988GAP1   Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 13, 2006.

INTEREST ACCOUNT
----------------

Balance as of   November 15, 2005.....                                   $0.00
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....                   $0.00
        Interest portion of Call Price received upon               $550,000.00
        exercise of Call Warrants by 100% of the
        holders thereof.....

LESS:
        Distribution to Class A-1 Holders.....                    -$550,000.00
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   February 13, 2006.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   November 15, 2005.....                                   $0.00
        Scheduled Principal received on securities.....                  $0.00
        Principal portion of Call Price received upon           $25,399,200.95
        exercise of Call Warrants by 100% of the
        holders thereof.....

LESS:
        Distribution of principal to Class A-1 Holders on      -$25,000,000.00
        February 13, 2006.....
        Distribution of principal to Class A-2 Holders on        -$ 399,200.95
        February 13, 2006.....
        Distribution of $29,033,000 principal amount of                 -$0.00
        underlying securities to Call Warrants Holder on
        February 13, 2006.....
Balance as of   February 13, 2006.....                                   $0.00


             UNDERLYING SECURITIES HELD AS OF    February 13, 2006

           Principal
             Amount                 Title of Security
           ----------               -----------------
             $0.00 Georgia-Pacific Corporation 7.75% Debentures due November 15, 2029
                         *CUSIP:   373298BR8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.